UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2023

ONCORUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Corporate Drive
Andover, Massachusetts		01810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 240-3330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 29, 2023, the Board of Directors (the "Board") of Oncorus, Inc. (the "Company") approved a plan to reduce its workforce by 55 employees, representing substantially all of the Company's headcount (the "Workforce Reduction"), in order to preserve cash resources. The Company plans to retain certain employees and contractors who are expected to remain with the Company to assist with its exploration of strategic alternatives. The Company estimates that it will incur aggregate charges in connection with the Workforce Reduction of approximately $2.6 million, which relate to severance payments, benefits and related costs, primarily during the quarter ending June 30, 2023. The Workforce Reduction is expected to be completed by August 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Workforce Reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Workforce Reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Workforce Reduction discussed in Item 2.05 above, the following members of the Company’s executive team will be leaving the Company to pursue new opportunities: Theodore (Ted) Ashburn, M.D., Ph.D., Stephen W. Harbin, and John M. Goldberg, M.D. The departures of Dr. Ashburn, Mr. Harbin and Dr. Goldberg are expected to occur no later than June 30, 2023. Dr. Ashburn will continue to serve as a member of the Board.

The Company would like to thank Dr. Ashburn, Mr. Harbin and Dr. Goldberg for their commitment and guidance to the Company.

Each departing member of the Company’s executive team will be entitled to receive severance upon the execution of a separation agreement satisfactory to the Company. Assuming the execution of this agreement, (i) Dr. Ashburn will be entitled to receive severance benefits pursuant to the terms of his Amended and Restated Employment Agreement with the Company, dated October 6, 2020, filed as Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 24, 2023 (the "Annual Report"), including a severance payment of $697,500, (ii) Mr. Harbin will be entitled to receive severance benefits pursuant to the terms of his Employment Agreement with the Company, dated December 7, 2020, filed as Exhibit 10.12 to our Annual Report, including a severance payment of $430,000, and (iii) Dr. Goldberg will be entitled to receive severance benefits pursuant to the terms of his Employment Agreement with the Company, dated February 11, 2022, filed as Exhibit 10.13 to our Annual Report, including a severance payment of $416,000.

Item 8.01 Other Events.

On June 1, 2023, the Company issued a press release announcing its Workforce Reduction and related matters. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report, including Exhibit 99.1 hereto, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expected cost-savings from the Workforce Redcution and the expecting timing for incurring costs associated with the Workforce Reduction, the expected timing of implementing and completing the Workforce Reduction, the Company’s plans to retain certain individuals to assist in this process, the Company’s review and evaluation of potential strategic alternatives and their impact on stockholder value, and the process by which the Company engages in evaluation of strategic alternatives and assessment of maximizing value for all stakeholders. Any forward-looking statements in this report, including the exhibits hereto, are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the Workforce Reduction or the exploration of strategic alternatives as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, unanticipated charges not currently contemplated that may occur as a result of the Workforce Reduction, and the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits and will need to pursue bankruptcy protection or an orderly wind down. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this report, including the exhibits hereto, is current as of the date of this report, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCORUS, INC.

Date:	June 1, 2023	By:	/s/ Alexander Nolte
Alexander Nolte Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)